UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2019
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000
Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The NASDAQ® Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2019, the Board of Directors (the “Board”) of The Hain Celestial Group, Inc. (the “Company”), upon the recommendation of the Board’s Corporate Governance and Nominating Committee, appointed each of Richard A. Beck and Michael B. Sims as new directors. Messrs. Beck and Sims will serve until the Company’s 2019 annual meeting of stockholders, when they will be subject to re-appointment by a vote of the Company’s stockholders. Mr. Beck was also appointed as a member of the Audit Committee and the Corporate Governance and Nominating Committee of the Board and Mr. Sims was appointed as a member of the Audit Committee and the Compensation Committee of the Board, in each case, effective October 8, 2019.

Mr. Beck, 61, is the founder of Biltmoore Consulting, a consulting firm that advises clients in operations, supply chain optimization, logistics and general management. Prior to founding Biltmoore Consulting in 2016, Mr. Beck served as Senior Vice President, Global Operations of PepsiCo, Inc., one of the world’s leading food and beverage companies, from February 2011 to April 2016. In this role, Mr. Beck established the company’s global operations function and led various successful initiatives that improved productivity, drove automation, technology and global systems and improved environmental, health and safety metrics. Prior to this, Mr. Beck had served in other roles of increasing responsibility for PepsiCo from 1993 to 2011, including President/SVP of Gatorade, SVP, PepsiCo Chicago and SVP, Operations for Frito-Lay. In these roles, Mr. Beck oversaw the manufacturing and distribution of some of PepsiCo’s key brands and led various productivity, environmental and sustainability initiatives. Prior to joining PepsiCo, Mr. Beck served in positions of increasing responsibility at General Electric from 1981 to 1993.

Mr. Sims, 60, currently serves as Executive Vice President and Chief Financial Officer of Trugreen, a residential and commercial lawn care company. In this role, Mr. Sims is responsible for driving sustainable revenue and EBITDA growth through leadership of finance and supply chain management. Prior to joining Trugreen in 2019, Mr. Sims served as Senior Vice President, Chief Financial Officer and Treasurer of AdvancePierre Foods Holdings, Inc., a nationally recognized supplier of value-added proteins and sandwich products to foodservice, retail, schools and convenience channels across the United States, from 2012 until its acquisition by Tyson Foods, Inc., in 2017. In this role, Mr. Sims was responsible for the company’s growth-driven, margin-expansion strategy. Prior to joining AdvancePierre Foods, Mr. Sims served in roles of increasing responsibility at Chiquita Brands International Inc., a leading international marketer and distributor of bananas, pineapples and packaged salads, from 1988 to 2012, most recently serving as the company’s Senior Vice President and Chief Financial Officer from 2009 to 2012, and developed expertise in global financial operations, planning and analysis, investor relations and capital markets. Prior to that, Mr. Sims previously held various positions with Arthur Young & Company (n/k/a Ernst & Young LLP).

In connection with their service as non-employee directors, Messrs. Beck and Sims will receive compensation in accordance with the Company’s Non-Employee Director Compensation Program as described in the Company’s Definitive Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on October 29, 2018. The Company also expects Messrs. Beck and Sims to enter into the Company’s standard indemnification agreement for its non-employee directors.

A copy of the Company’s press release issued on October 4, 2019 regarding the appointment of Messrs. Beck and Sims to the Board is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated October 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: October 4, 2019

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy Meringolo
Name:	Kristy Meringolo
Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer